UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2010

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                              Regulation FD Disclosure.

On November 30, 2010, Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “Company,” “we,” “our” or “us”), first used the presentation attached as Exhibit 99.1 in connection with a conference call with financial advisors to review third quarter 2010 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”).  FFO is a supplemental non-GAAP financial measure that is used by the real estate industry to measure the operating performance of real estate assets.  MFFO excludes acquisition-related costs that were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R, impairment charges including provisions for loan losses, losses on troubled debt restructurings, gains and losses from the early extinguishment of debt, gains and losses from deconsolidation to the equity method of accounting, and adjustments to fair value for derivatives not qualifying for hedge accounting.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.

Accordingly, we believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  We believe that MFFO is helpful to our investors and our management as a measure of operating performance because it excludes costs that management considers more reflective of investing activities and other non-operating items included in FFO.  By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term, core operating activities.  We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not have acquisition activities or derivatives or be affected by impairment charges.

Our calculation of FFO and MFFO for the three and nine months ended September 30, 2010 and 2009 is presented below (amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss	$(34,337)	$(24,240)	$(54,704)	$(43,743)
Net loss attributable to noncontrolling interest	499	3,791	1,104	8,868
Adjustments for:
Real estate depreciation and amortization from consolidated properties(1)	5,787	6,863	17,370	21,877
Pro rata share of unconsolidated JV depreciation and amortization (2)	1,165	1,182	3,436	3,603
Noncontrolling interest depreciation & amortization(3)	(124)	(987)	(385)	(3,009)
Gain on sale of real estate	(3,935)	—	(3,935)	—

Funds from operations (FFO)	$(30,945)	$(13,391)	$(37,114)	$(12,404)

Other Adjustments:
Losses from asset impairments (including discontinued operations)	21,033	7,109	25,263	9,841
Noncontrolling interest share of impairment charge(4)	(239)	(1,422)	(239)	(1,968)
Provision for loan losses	—	—	7,136	—
Fair value adjustments to derivatives	(680)	(293)	(1,975)	(1,047)
Noncontrolling interest share of fair value adjustments to derivatives(4)	34	15	99	52
Loss on troubled debt restructuring	5,036	—	5,036	—
Loss on early extinguishment of debt(5)	2,253	—	2,253	—
Acquisition expenses	122	—	122	—

MFFO	$(3,386)	$(7,982)	$581	$(5,526)

GAAP weighted average shares:
Basic and diluted	56,261	55,431	56,127	55,226

MFFO per share	$(0.06)	$(0.14)	$0.01	$(0.10)

(1) Reflects the depreciation and amortization of continuing operations as well as discontinued operations.

(2) This represents the depreciation and amortization expense of our share of depreciation and amortization expense of the properties which we account for under the equity method of accounting.

(3) This reflects the noncontrolling interest adjustment for the third-party partners’ proportionate share of the real-estate depreciation and amortization.

(4) This reflects the noncontrolling interest adjustment for the third-party partners’ proportionate share of impairment charges and fair value adjustments to derivatives.

(5) Loss on extinguishment of debt is included in the loss from discontinued operations on the accompanying statement of operations and other comprehensive loss for the three and nine months ended September 30, 2010.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1        Behringer Harvard Opportunity REIT I, Inc. Quarterly Conference Call Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: November 30, 2010	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard Opportunity REIT I, Inc. Quarterly Conference Call Presentation